Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AND JOINDER AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND JOINDER AGREEMENT (this “Agreement”) dated as of May 21, 2012 is made by and among WATSON PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and each of the existing Lenders under such Credit Agreement (collectively, the “Existing Lenders”) signatory hereto, and each of the Persons becoming Lenders by the execution of this Agreement (the “Joining Lenders”).

W I T N E S S E T H:

WHEREAS, the Company, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of September 16, 2011 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Company a revolving credit facility;

WHEREAS, the Company intends to acquire, directly or indirectly (the “Acquisition”), all of the outstanding Equity Interests of Actavis Pharma Holding 4 ehf., a company incorporated in Iceland, Actavis Inc., a Delaware corporation, and Actavis S.à r.l., a company incorporated in the Grand Duchy of Luxembourg (collectively, the “Acquired Business”) from their respective equity holders (collectively. the “Sellers”) and certain debt claims owed by the Acquired Business to the Sellers and other affiliates pursuant to that certain Sale and Purchase Agreement dated as of April 25, 2012 among the Company, the Sellers and the other persons party thereto;

WHEREAS, the Company has advised the Administrative Agent and the Existing Lenders that it desires to replace Schedule 2.01 of the Credit Agreement with Schedule 2.01 of this Agreement to reflect an increase in the Aggregate Commitments from $500,000,000 to $750,000,000 (such increase to be allocated among the Joining Lenders and certain of the Existing Lenders); and

WHEREAS, the Company has further advised the Administrative Agent, the Existing Lenders and the Joining Lenders that it desires to amend certain other provisions of the Credit Agreement as set forth below, and the Administrative Agent, the Existing Lenders signatory hereto and the Joining Lenders are willing to effect such amendment on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) Schedule 2.01 is amended by replacing such Schedule with Schedule 2.01 attached hereto.

(b) Section 1.01 is amended by adding the following definitions thereto in their proper alphabetical order:

“Acquisition” shall have the meaning assigned to such term in the First Amendment.

“Acquisition Indebtedness” means any debt or equity securities (including, without limitation, any securities convertible or exchangeable into or exercisable for equity securities, other equity-linked securities or hybrid debt-equity securities) of the Company or any of its Affiliates that have been issued for the purpose of financing, in part, the Acquisition (including refinancing all or a portion of the Bridge Facility).

“Bridge Facility” means that certain senior unsecured bridge loan in aggregate principal amount of $6,000,000,000 committed to be made to the Company pursuant to that certain Commitment Letter dated April 25, 2012 among Bank of America, N.A., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the Company.

“First Amendment” means that certain Amendment No. 1 to Credit Agreement and Joinder Agreement dated as of May 21, 2012 by and among the Company, the Administrative Agent and each of the Lenders party thereto.

(c) Section 1.01 is amended by replacing the definition of “Consolidated Total Debt” contained therein with the following:

“Consolidated Total Debt” means, at any time, for the Company and its Subsidiaries on a consolidated basis, the aggregate amount of (a) all Indebtedness for borrowed money, (b) all Receivables Facility Attributable Indebtedness, and (c) all Capital Lease Obligations and Synthetic Lease Obligations. Notwithstanding the foregoing, solely for the purposes of determining Consolidated Total Debt at any time on or prior to the consummation of the Acquisition, the aggregate principal amount of Acquisition Indebtedness that would otherwise be included in “Consolidated Total Debt” shall exclude any such Acquisition Indebtedness that includes a “special mandatory redemption” provision (or other similar provision) requiring the Company (within a reasonable period of time following the occurrence of an event set forth in clause (a) or (b)) to redeem such Acquisition Indebtedness if (a) the Acquisition is not consummated on or prior to February 28, 2013 or (b) the Acquisition Agreement terminates in accordance with its terms. For avoidance of doubt, the exclusion in the immediately preceding sentence shall not apply after consummation of the Acquisition.

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(d) Section 7.02 is amended by (i) deleting “and” at the end of clause (h) thereof, (ii) deleting “.” at the end of clause (i) thereof and inserting “; and” in lieu thereof and (iii) adding the following new clause (j):

(j) any Acquisition Indebtedness.

(e) Section 7.05 is amended by (i) deleting “or” before “(ii)” in the proviso thereof and inserting “,” in lieu thereof and (ii) adding the following immediately before the “.” in the proviso thereof: “or (iii) any transaction between the Company and an Affiliate of the Company resulting in a transfer to the Company of the proceeds of any Acquisition Indebtedness issued by such Affiliate”.

(f) Section 7.08 is amended by replacing such Section with the following:

7.08 Consolidated Leverage Ratio. (a) Prior to the date the Acquisition is consummated (such date, the “Acquisition Date”), permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company to exceed 3.50 to 1.00; and (b) on the “Acquisition Date” and thereafter, permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company set forth below to exceed the ratio set forth below opposite such period:

Four consecutive fiscal quarters ending:	Maximum Consolidated Leverage Ratio:
Acquisition Date through December 31, 2013	4.25 to 1.00
January 1, 2014 through December 31, 2014	4.00 to 1.00
January 1, 2015 and thereafter	3.50 to 1.00

2. Joinder of the Joining Lenders; Funding of Loans with Additional Commitments.

(a) By its execution of this Agreement, each Joining Lender hereby confirms and agrees that, on and after the Amendment Effective Date (defined in Section 3 below), it shall be and become a party to the Credit Agreement as a Lender, and shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with the Commitment applicable to such Lender identified on Schedule 2.01 attached hereto. Each Joining Lender further (i) acknowledges that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; (ii) acknowledges that it has independently and without reliance upon the Administrative Agent, the L/C Issuer, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to become a Lender, and (iii) agrees that it will, independently and without reliance upon the Administrative

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Agent, the L/C Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement and the other Loan Documents. On and after the Amendment Effective Date, all references to the “Lenders” in the Credit Agreement shall be deemed to include the Joining Lenders.

(b) On the Amendment Effective Date, (i) each Existing Lender that is increasing its Commitment and each Joining Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Existing Lenders, as being required in order to cause, after giving effect to such increase and joinder and the application of such amounts to make payments to such other relevant Existing Lenders, the outstanding Committed Loans (and risk participations in outstanding Swing Line Loans and L/C Obligations) to be held ratably by all Lenders in accordance with their respective Applicable Percentages (as revised by this Agreement) and (ii) the Company shall be deemed to have prepaid and reborrowed the outstanding Committed Loans as of the Amendment Effective Date to the extent necessary to keep the outstanding Committed Loans ratable with any Applicable Percentages (as revised by this Agreement) arising from any nonratable increase in the Commitments under this Agreement and the joinder of the Joining Lenders.

(c) Upon the Amendment Effective Date, the Commitment and Applicable Percentage of each Lender will be as set forth on Schedule 2.01 attached hereto and Schedule 2.01 to the Credit Agreement as in effect prior to the Amendment Effective Date will be deleted and replaced in its entirety thereby.

(d) The parties hereto acknowledge that, notwithstanding the increase in the Commitments provided herein, Section 2.15 of the Credit Agreement shall remain in full force and effect after giving effect to the amendments and joinders provided herein and the amount of any additional increase in Commitments made after the Amendment Effective Date in accordance with Section 2.15 of the Credit Agreement shall not exceed $350,000,000.

3. Effectiveness; Conditions Precedent. This Agreement and the amendments to the Credit Agreement herein provided shall become effective as of the date hereof subject to the satisfaction of the following conditions precedent (the “Amendment Effective Date”):

(a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i) original counterparts of this Agreement, duly executed by the Company, the Administrative Agent, each of the Existing Lenders constituting Required Lenders under the Credit Agreement, and each of the Joining Lenders, together with all schedules and exhibits hereto duly completed;

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(ii) a Note executed by the Company in favor of each Existing Lender that is increasing its Commitment and each Joining Lender, in each case that has requested a Note at least one Business Day prior to the Amendment Effective Date; and

(iii) a certificate dated as of the Amendment Effective Date signed by a Responsible Officer of the Company (A) certifying and attaching the resolutions adopted by the Company, (B) evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Notes and (C) attaching evidence that the Company is duly organized or formed, and that the Company is validly existing and in good standing in the state of Nevada.

(b) all fees and expenses payable to the Existing Lenders and the Joining Lenders per that certain Amendment No. 1 to Credit Agreement and Joinder Agreement Fee Letter dated May 21, 2012 between the Administrative Agent and the Company shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

(c) all fees, charges and disbursements of one counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) required to be paid by the Company under the Credit Agreement to the extent invoiced at least one Business Day prior to the Closing Date, which invoice may include reasonable estimates of fees, charges and disbursements incurred or to be incurred by such counsel through the closing proceedings (provided that such estimate will not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

4. Representations and Warranties. In order to induce the Administrative Agent, the Existing Lenders signatory hereto and the Joining Lenders to enter into this Agreement, the Company represents and warrants to the Administrative Agent, the Existing Lenders signatory hereto and the Joining Lenders as follows:

(a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

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(b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(c) on the Amendment Effective Date, no Default has occurred and is continuing.

5. Entire Agreement. This Agreement, together with all the Loan Documents which, for purposes of the “Credit Agreement” shall mean the Credit Agreement as defined herein (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

8. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

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11. Successors and Assigns. This Agreement shall be binding upon the Company, the Administrative Agent, each Existing Lender and each Joining Lender and inure to the benefit of the Company, the Administrative Agent, each Existing Lender signatory hereto and each Joining Lender, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:

WATSON PHARMACEUTICALS, INC.

By:	/s/ David A. Buchen
Name: David A. Buchen
Title: Chief Legal Officer - Global

EXISTING LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Robert LaPorte
Name: Robert LaPorte
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Tesch
Name: Kirk Tesch
Title: Director

BARCLAYS BANK PLC

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Philip Mousin
Name: Philip Mousin
Title: Credit Executive

MIZUHO CORPORATE BANK (USA)

By:	/s/ Betram H. Tang
Name: Betram H. Tang
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Robert L. Moravec
Name: Robert L. Moravec
Title: Senior Relationship Manager

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ William McGinty
Name: William McGinty
Title: Director

UNION BANK, N.A.

By:	/s/ Lauren Hom
Name: Lauren Hom
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ George Stoecklein
Name: George Stoecklein
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Vice President

DNB NOR BANK ASA, Grand Cayman Branch (f/k/a DNB NOR BANK ASA)

By:	/s/ Kristie Li
Name: Kristie Li
Title: First Vice President

By:	/s/ Thomas Tangen
Name: Thomas Tangen
Title: Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

JOINING LENDERS:

TD BANK, N.A.

By:	/s/ Marla Willner
Name: Marla Willner
Title: Senior Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David W. Kee
Name: David W. Kee
Title: Managing Director

Acknowledged by:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Darleen R. Parmelee
Name: Darleen R. Parmelee
Title: Assistant Vice President

Schedule 2.01

APPLICABLE PERCENTAGES; COMMITMENTS

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$84,500,000	11.266666667%

Wells Fargo Bank, National Association	$84,500,000	11.266666667%

Barclays Bank PLC	$61,250,000	8.166666667%

JPMorgan Chase Bank, N.A.	$61,250,000	8.166666667%

Mizuho Corporate Bank (USA)	$55,000,000	7.333333333%

Deutsche Bank AG New York Branch	$55,000,000	7.333333333%

HSBC Bank USA, National Association	$45,000,000	6.000000000%

The Royal Bank of Scotland plc	$45,000,000	6.000000000%

U.S. Bank National Association	$45,000,000	6.000000000%

Dnb Bank ASA, Grand Cayman Branch (f/k/a DnB NOR Bank ASA)	$45,000,000	6.000000000%

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$31,000,000	4.133333333%

TD Bank, N.A.	$30,000,000	4.000000000%

Sumitomo Mitsui Banking Corporation	$30,000,000	4.000000000%

Australia and New Zealand Banking Group Limited	$30,000,000	4.000000000%

Union Bank, N.A.	$24,000,000	3.200000000%

Svenska Handelsbanken AB (publ)	$23,500,000	3.133333333%

Total	$750,000,000	100.000000000%

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